UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 27, 2010

JACKSONVILLE BANCORP, INC.
 (Exact name of registrant as specified in its charter)

Florida	000-30248	59-3472981
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 North Laura Street, Suite 1000
Jacksonville, FL	32202
(Address of principal executive offices)	(Zip Code)

(904) 421-3040
 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On April 27, 2010, Jacksonville Bancorp, Inc. (the “Company”) held its Annual Meeting of Shareholders for the purpose of voting on the following proposals:

(1)	To elect four directors for a three-year term;

(2)	To ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for 2010; and

(3)
To amend the 2008 Amendment and Restatement of the Jacksonville Bancorp, Inc. 2006 Stock Incentive Plan (the “Stock Incentive Plan”) to (i) increase the number of shares of common stock available for issuance from 70,000 to 180,000 and (ii) eliminate the limitation on the amount of shares that may be allocated to incentive awards granted to an individual participant each year.

The following is a summary of the final voting results for each proposal presented to the Company’s shareholders.

The Company’s shareholders elected John W. Rose, John R. Schultz, Price W. Schwenck and Gary L. Winfield, M.D. as directors to serve a three-year term by the following votes:

Director	For	Withheld	Broker Non-votes
John W. Rose	823,186	15,395	680,968
John R. Schultz	835,735	2,846	680,968
Price W. Schwenck	783,535	55,046	680,968
Gary L. Winfield, M.D.	833,752	4,829	680,968

The Company’s shareholders ratified the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for 2010 by the following votes:

For	Against	Abstain	Broker non-votes
1,514,468	1,335	3,746	-0-

The Company’s shareholders approved the amendments to the Stock Incentive Plan by the following votes:

For	Against	Abstain	Broker non-votes
722,057	97,724	18,800	680,968

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSONVILLE BANCORP, INC.

By:	/s/ Valerie A. Kendall
Name:	Valerie A. Kendall
Title:	Executive Vice President and Chief Financial Officer

Date:	April 30, 2010